SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): January 2, 2002

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                        1-3122                  13-5549268
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(State or Other Jurisdiction         (Commission File           (IRS Employer
      of Incorporation)                   Number)            Identification No.)


          40 Lane Road, Fairfield, New Jersey                     07004
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        (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On January 2, 2002, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of business acquired: Not applicable.

(b)      Pro forma financial information: Not applicable.

(c)      Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 3, 2002

                                            COVANTA ENERGY CORPORATION


                                            By:  /s/ Jeffrey R. Horowitz
                                                 --------------------------
                                            Name:  Jeffrey R. Horowitz
                                            Title: Senior Vice President -
                                                   Legal Affairs and Secretary

                                                                       Exhibit A
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                                                       [COVANTA LOGO - OMMITTED]

FOR IMMEDIATE RELEASE
---------------------

                        COVANTA ENERGY COMPLETES SALE OF

             PORTION OF AVIATION FUELING BUSINESS TO TAMPA PIPELINE


          -- Company also Provides Update on California Receivables --

FAIRFIELD, NJ, JANUARY 2, 2002 - Covanta Energy Corporation (NYSE:COV) announced today that it has completed the sale of the major portion of its aviation fueling business to Allied Aviation Holdings Corporation, an affiliate of Tampa Pipeline Corporation. The sale included all of Covanta's aviation fueling operations at 19 airports in the United States, Canada and Panama, but did not include Covanta's operations at the three major New York City area airports.

Under the terms of the transaction, Covanta received $15.2 million in cash from Allied Aviation Holdings. Due to tax loss carryforwards, the after-tax cash proceeds also aggregate $15.2 million.

Separately, Allied Aviation Holdings Corporation has also agreed to acquire Covanta's aviation fueling operations at the three major New York City area airports. The completion of that transaction has been delayed by various factors, including the events of September 11, 2001. Covanta expects to work with Allied Aviation Holdings Corporation and the Port Authority of New York and New Jersey to complete the sale of these operations, but at this time no estimate can be given for a closing date.

These transactions substantially complete the divestment of Covanta Energy's aviation-related assets. Covanta Energy had previously announced the completed sales of its cargo and ground handling businesses, fixed based operations and private air businesses, and airport privatization investments in Argentina and the Dominican Republic.

The closing of the fueling transaction is helpful to the Company's short-term liquidity position. However, the Company nonetheless still believes it will need covenant waivers beyond January 31, 2002, and access to short term liquidity, as noted in its press release of December 21, 2001.

Update on California Receivables

Covanta also provided the following update on accounts receivables owed to the Company by California utilities, Southern California Edison (SoCal) and Pacific Gas & Electric (PG&E). Covanta owns and/or operates 15 plants in California, with a total megawatt output, net to Covanta, of 226 megawatts sold principally to SoCal and PG&E.

As of March 31, 2001, Covanta had accrued $74 million in receivables from the two California utilities, $55 million from SoCal and $19 million from PG&E. In addition, the Company had established a reserve of $19 million against these past-due amounts. During the second quarter of 2001, the Company received $4 million as a partial payment from SoCal. SoCal has announced its intention to pay all past due receivables in the first quarter of 2002. The Company is also in the process of executing agreements with PG&E to be paid past-due amounts over a 12-month period starting January 2002.

As previously reported, on October 30, 2001 the Company transferred $14.9 million of PG&E receivables to a financial institution for $13.4 million. Of this amount, $8.5 million was paid to Covanta in immediate cash. Of the balance, $4.9 million, which related to receivables to which there are pricing disputes, was placed in escrow until the resolution of those disputes or the conclusion of the PG&E bankruptcy. The remaining $1.5 million represents the 10% discount charged by the financial institution.

In addition, Covanta has transferred $30.9 million of receivables due from SoCal to a financial institution. Of the total transferred, $21.7 million was paid to Covanta in cash in the first two weeks of December, and was considered by the Company in its liquidity update press release of December 21, 2001. The balance, less a discount of 6.75% ($2.1 million) for the financial institution, was placed in escrow until the resolution of certain pricing issues by the California Public Utility Commission (CPUC).

In addition to the accounts receivables, beginning in Spring 2001, the California utilities have been making current payments to Covanta for their purchases since that time.

                          *            *            *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

                                      * * *

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:

     o Economic, capital market and other business conditions effecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;

     o Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;

     o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.

     o Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

     o Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;

     o The lack of operating history at development projects provides only a limited basis for management to project the results of future operations.

                                      * * *

Contacts:         Investor Relations:
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                  Louis M. Walters, 973-882-7260

                  Media Relations:
                  ----------------
                  David Lilly, Eric Berman
                  Kekst & Company, 212-521-4800


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